U.S. PAWN, INC.

                             STOCK OPTION AGREEMENT

Between:

U.S. PAWN, INC. (the "Company") and MELVIN WEDGLE, (the "Management Employee") dated March 25, 1994.

     The Company hereby grants to the Management Employee an option (the "Option") to purchase 125,000 shares of the Company's common stock upon the following terms and conditions:

     1. Purchase Price. The purchase price of the stock shall be $1.81 per share, which is not less than the fair market value of the stock on the date of this Agreement.

     2. Non-Statutory Option. The Option shall be a Non-Statutory Stock Option.

     3. Period of Exercise. The Option will expire ten years from the date of this Agreement. The Option may be exercised only while the Management Employee is actively employed by the Company and as provided in Section 5, dealing with termination of employment.

     4. Transferability. This Option is not transferable except by will or the laws of descent and distribution and may be exercised during the lifetime of the Management Employee only by him or her.

     5. Termination of Employment. In the event that employment of the Management Employee with the Company is terminated, the Option may be exercised (to the extent exercisable at the date of his termination) by the Management Employee within three months after the date of termination; provided, however, that:

        (a) If the Management Employee's employment is terminated because he is disabled within the meaning of Internal Revenue Code Section 422A, the Management Employee shall have one year rather than three months to exercise any Options earned pursuant to paragraph 3 above.

        (b) If the Management Employee dies, any Options earned pursuant to paragraph 3 above may be exercised by his legal representative or by a person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the Management Employee, but the Option must be exercised within one year after the date of the Management Employee's death.

        (c) If the Management Employee's employment is terminated for cause, this Option shall terminate immediately.

        (d) In no event (including death of the Management Employee) may this Option be exercised more than ten years from the date hereof.

     6. No Guarantee of Employment. This Agreement shall in no way restrict the right of the Company or any Subsidiary Corporation to terminate Management Employee's employment at any time.

     7. Investment Representation: Legend. The Management Employee (and any other purchaser under paragraphs S(a) or 5(b) hereof) represents and agrees that all shares of common stock purchased by him under this Agreement will be purchased for investment purposes only and not with a view to distribution or resale. The Company may require that an appropriate legend be inscribed on the face of any certificate issued under this Agreement, indicating that transfer of the shares is restricted, and may place an appropriate stop transfer order with the Company's transfer agent with respect to such shares.

     8. Method of Exercise. The Option may be exercised, subject to the terms and conditions of this Agreement, by written notice to the Company. The notice shall be in the form attached to this Agreement and will be accompanied by payment (in such form as the Company may specify) of the full purchase price of the shares to be issued, and in the event of an exercise under the terms of paragraphs S(a) or 5(b) hereof, appropriate proof of the right to exercise the Option. The Company will issue and deliver certificates representing the number of shares purchased under the Option, registered in the name of the Management Employee (or other purchaser under paragraph 5 hereof) as soon as practicable after receipt of the notice.

     9. Withholding. In any case where withholding is required or advisable under federal, state or local law in connection with any exercise by Management Employee hereunder, the Company is authorized to withhold appropriate amounts from amounts payable to Management Employee, or may require Management Employee to remit to the Company am amount equal to such appropriate amounts.





ACCEPTED                                      U.S. PAWN, INC.

/S/  MELVIN WEDGLE                            By:  /S/  CHARLES C. VAN GUNDY
- -----------------------------                    -------------------------------
                                                 Charles C. Van Gundy,
                                                 Vice President

                                 U.S. PAWN, INC.
                       NOTICE OF EXERCISE OF STOCK OPTION
                        UNDER THE STOCK OPTION AGREEMENT

To: Compensation Committee
U.S. Pawn Inc.
7215 Loweil Boulevard
Westminster, CO 80030)

     I hereby exercise my Option dated            to purchase          shares of
no par value common stock of the Company at the option exercise price of $1.81 per share. Enclosed is a certified or cashier's check in the total amount of
$               , or payment in such other form as the Company has specified.

     I represent to you that I am acquiring said shares for investment purposes and not with a view to any distribution thereof. I understand that my stock certificate may bear an appropriate legend restricting the transfer of my shares and that a stock transfer order may be placed with the Company's transfer agent with respect to such shares.

     I request that my shares be issued in my name as follows:

- --------------------------------------------------------------------------------
 (Print your name in the form in which you wish to have the shares registered)

 -------------------------------------------------------------------------------
                         (Social Security Number)

- --------------------------------------------------------------------------------
                              (Street and Number)

- --------------------------------------------------------------------------------
(City)                         (State)                            (Zip Code)

Dated:                 , 199
      ----------------      -------


                                         Signature:
                                                   -----------------------------